Exhibit 99.1

For Immediate Release

Danka Reports Fourth Quarter, Fiscal 2007 Results;

Narrows Net Loss

ST. PETERSBURG, FLORIDA (JUNE 27, 2007) – Danka Business Systems PLC (NASDAQ: DANKY) today reported that it had narrowed its net loss to $29.2 million for the fiscal year ended March 21, 2007, compared to a loss of $85.2 million in fiscal 2006. Revenues were $450.2 million in 2007, versus $522.4 million a year ago.

As previously reported, on January 31, 2007 the Company completed the sale of its European operations to Ricoh Europe B.V. For the fiscal year and fourth quarter ending March 31, 2007, European operations are included in the results from discontinued operations.

On June 25, 2007, the Company completed a new financing arrangement for $145 million in term and revolver debt that, together with the proceeds from the sale to Ricoh of the European operations, will be used to repay existing debt and enhance working capital.

The Company also successfully remediated its last material weakness under Section 404 of the Sarbanes Oxley Act and will be disclosing that it does not have any material weaknesses.

For the full year ended March 31, 2007:

•

Total revenue from continuing operations was $450.2 million, down 13.8% from the prior year. Retail equipment, supplies and related sales were $200.1 million, down 18.7% from 2006, while service revenue was $236.1 million, down 9.1% from 2006.

•	Consolidated gross margin was 34.6%, up 40 basis points from the prior year.

•	SG&A expenses were $159.5 million, down $43.7 million or 21.5%, versus 2006.

•

For the year, the Company incurred a $13.0 million operating loss from continuing operations. This included a $2.5 million loss on the sale of a subsidiary recorded in the first quarter, and a $6.0 million restructuring charge recorded primarily in the second quarter.

•

Net interest expense was $35.2 million, up $5.7 million from the prior year as a result of the acceleration of unamortized bond discount and issuance costs in anticipation of the new financing arrangement. As a result of the sale of its European operations in Q4, as well as the sale of its Australian operations in Q2, the Company reported earnings from discontinued operations of $9.3 million and a gain on the sale of discontinued operations of $10.2 million for the year.

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•	The Company reported a net loss of $29.2 million as compared to an $85.2 million loss in the prior year.

“From a financial perspective, fiscal 2007 was about fixing the Company’s liquidity and capital structure,” commented Edward K. Quibell, Danka Chief Financial Officer. “While there is still work to be done, the progress achieved to date goes a long way toward completing the successful turnaround of the Company.”

Mr. Quibell also noted that adjusted operating earnings from continuing operations improved by $19 million — on reduced revenue of $72 million. This was accompished by removing unprofitable businesses and controlling costs.

For the fourth quarter:

•

Total revenue was $113.5 million, 11.2% lower than the prior year quarter, but up 7.5% sequentially. Retail equipment, supplies and related sales were $52.7 million for the quarter, down 15.2% from the prior year, but up 16.4% sequentially. Service revenue was $57.7 million, down 7.8% from the prior year, but up 0.4% sequentially.

•	Consolidated gross margin for the quarter was 32.7%, up 180 basis points from the prior year, but down 120 basis points from the prior quarter.

•	SG&A expenses were $38.1 million, down 25.1% from the prior year and down 12.4% sequentially.

•	For the quarter, the Company generated a $3.0 million operating loss from continuing operations.

•

Net interest expense was $12.9 million, loss from discontinued operations was $2.0 million and income tax expense was $0.7 million. With the finalization of the sale of the Company’s European operations to Ricoh, Danka recorded a gain of $65.9 million which was offset by the write-off of $64.0 million in currency translation adjustment in the remaining companies.

“While these results are important,” said A.D. Frazier, Danka Chairman and Chief Executive Officer, “it is imperative to recognize that the Danka enterprise of today is significantly changed from the company I joined a little more than a year ago. Fiscal 2007 is a watershed year in which the Company rationalized its business structure, strengthened its balance sheet, and enhanced its competitive position.

“Danka is now leaner, far more flexible and primed to grow,” Mr. Frazier continued. “Our prospects for the future are dramatically better now than they have been in a very long time. In particular, I am encouraged by the traction we have gained in equipment sales. Q4 was the highest quarter of the year. This is not surprising; we have increased the number of sales representatives and invested in extensive training to support our consultative selling approach.”

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Mr. Frazier added that service revenue remains stable. “We have a few more changes to make in our cost structure and our capital structure, yet I am confident that our customers will see a continually improving Danka,” he concluded.

Conference Call Scheduled

A conference call to discuss Danka’s fourth quarter and fiscal year 2007 results is scheduled for today, June 27, 2007, at 10:00a.m. ET. To participate in the conference call, please dial in five-to-ten minutes prior to the start of the call and follow the operator’s instructions. U.S. and Canada callers: please dial (800) 309-1555. International callers: please dial (706) 643-7754. Reference conference ID #4651644 when prompted.

A replay of the call will be available approximately two hours after the call ends. U.S. and Canada callers: dial (800) 642-1687. International callers: dial (706) 645-9291. Reference conference ID #4651644 when prompted. This playback will be available through 12:00 a.m. ET on July 3, 2007.

About Danka

Danka delivers value to clients by using its expert technical and professional services to implement effective document information solutions. As one of the largest independent providers of enterprise imaging systems and services, the Company enables choice, convenience, and continuity. Danka’s vision is to empower customers to benefit fully from the convergence of image and document technologies in a connected environment. This approach will strengthen the Company’s client relationships and expand its strategic value. For more information, visit Danka at www.danka.com.

Certain statements contained herein, or otherwise made by our officers, including statements related to our future performance and our outlook for our businesses and respective markets, projections, statements of our plans or objectives, forecasts of market trends and other matters, are forward-looking statements, and contain information relating to us that is based on our beliefs as well as assumptions, made by, and information currently available to us. The words “goal”, “anticipate”, “expect”, “believe”, “could”, “should”, “intend” and similar expressions as they relate to us are intended to identify forward-looking statements, although not all forward looking statements contain such identifying words. No assurance can be given that the results in any forward-looking statement will be achieved. For the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements provided for in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such actual results to differ materially from those reflected in any forward-looking statements include, but are not limited to, the following: (i) any inability to successfully implement our strategy; (ii) any inability to successfully implement our cost restructuring plans to achieve and maintain cost savings; (iii) any inability to comply with the Sarbanes-Oxley Act of 2002; (iv) any material adverse change in financial markets, the economy or in our financial position; (v) increased competition in our industry and the discounting of products by our competitors; (vi) new competition from non-traditional competitors as the result of evolving and converging technology; (vii) any inability by us to procure, or any inability by us to continue to gain access to and successfully distribute current and new products, including digital products, color products, multi-function products and high-volume copiers, or to continue to bring current products to the marketplace at competitive costs and prices; (viii) any inability to arrange financing for our customers’ purchases of equipment from us; (ix) any inability to successfully enhance, unify and effectively utilize our management information systems; (x) any inability to access vendor

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or bank lines of credit, which could adversely affect our liquidity; (xi) any inability to record and process key data due to ineffective implementation of business processes and policies; (xii) any negative impact from the loss of a key vendor or customer; (xiii) any negative impact from the loss of any of our senior or key management personnel; (xiv) any change in economic conditions in markets where we operate or have material investments which may affect demand for our products or services; (xvv) any incurrence of tax liabilities or tax payments beyond our current expectations, which could adversely affect our liquidity and profitability; (xvi) any inability to comply with our new senior secured credit facility covenants, financial or other representations, warranties, or maturities in our debt instruments; (xvii) any delayed or lost sales or other impacts related to the commercial and economic disruption caused by natural disasters, including hurricanes; (xviii) any delayed or lost sales and other impacts related to the commercial and economic disruption caused by terrorist attacks, the related war on terrorism, and the fear of additional terrorist attacks; (xix) any negative impact of the accreted value of our outstanding preferred stock and its continued accretion; (xx) any negative impact from our continued organization as an England and Wales registered Company following the sale of our European businesses; and (xxi) other risks including those risks identified in any of our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our analysis only as of the date they are made. Except as required by applicable law, we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances that arise after the date they are made. Furthermore, as a matter of policy, we do not generally make any specific projections as to future earnings, nor do we endorse any projections regarding future performance, which may be made by others outside our Company.

United Kingdom Companies Act: The financial information contained in this announcement for the quarter ended March, 2007 is unaudited and does not constitute full statutory accounts within the meaning of Section 240 of the United Kingdom Companies Act 1985.

This press release contains information regarding adjusted operating earnings (loss) that is computed as operating earnings from continuing operations before restructuring and a loss on sale of subsidiary; free cash flow that is computed as net cash provided by (used in) operating activities less capital expenditures plus proceeds from the sale of property and equipment and subsidiaries; net debt that is computed as current maturities of long-term debt and notes payable plus long-term debt and notes payable less cash and cash equivalents and restricted cash; adjusted operating expenses that is computed as total operating expenses before restructuring charge and a loss on sale of subsidiary; and adjusted basic net earnings (loss) available to common shareholders per ADS that is computed as net earnings (loss) divided by weighted average basic ADSs (without taking into account dividends and accretion on participating shares). These measures are non-GAAP financial measures, defined as numerical measures of our financial performance that exclude or include amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP in our statement of operations, balance sheet or statement of cash flows. Pursuant to the requirements of Regulation G, we have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Although adjusted operating earnings (loss), free cash flow, net debt, adjusted operating expenses and adjusted basic net earnings (loss) available to common shareholders per ADS represent non-GAAP financial measures, we consider these measures to be key operating metrics of our business. We use these measures in our planning and budgeting processes, to monitor and evaluate our financial and operating results and to measure performance of our separate divisions. We also believe that adjusted operating earnings (loss), free cash flow, net debt, adjusted operating expenses and adjusted basic net earnings (loss) available to common shareholders per ADS are useful to investors because they provide an analysis of financial and operating results using the same measures that we use in evaluating the Company. We expect that such measures provide investors with the means to evaluate our financial and operating results against other companies within our industry. We believe that these measures are meaningful to investors in evaluating our ability to meet our future debt service requirements and to fund our capital expenditures and working capital requirements. Our calculation of adjusted operating earnings (loss), free cash flow, net debt, adjusted operating expenses and adjusted basic net earnings (loss) available to common shareholders per ADS may not be consistent with the calculation of these measures by other companies in our industry. Adjusted operating earnings (loss), free cash flow, net debt, adjusted operating expenses and adjusted basic net earnings (loss) available to common shareholders per ADS are not measurements of financial performance under GAAP and should not be considered as an alternative to net earnings (loss) as an indicator of our operating performance or cash flows from operating activities as a measure of liquidity or any other measures of performance derived in accordance with GAAP.

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Danka is a registered trademark and Danka @ the Desktop and TechSource are trademarks of Danka Business Systems PLC. All other trademarks are the property of their respective owners.

Contacts:	The Dilenschneider Group – Rob Swadosh, 212-922-0900 ext. 132
Danka Investor Relations – Danielle Eddings, 727-622-2429

Danka Business Systems PLC

Consolidated Condensed Statements of Operations for the Three and Nine Months Ended March 31, 2007 and 2006

(In thousands, except per American Depositary Share (“ADS”) amounts)

(Unaudited)

	Three months ended March 31		Twelve months ended March 31
	2007	2006	2007	2006
Revenue:
Retail equipment, supplies and related sales	$52,740	$62,185	$200,141	$246,315
Retail service	57,711	62,621	236,073	259,695
Rentals	3,055	2,994	13,990	16,389

Total revenue	113,506	127,800	450,204	522,399

Cost of sales:
Retail equipment, supplies and related sales costs	36,668	46,382	142,148	174,635
Retail service costs	38,422	40,290	147,980	161,770
Rental costs, including depreciation on rental assets	1,322	1,627	4,436	7,366

Total cost of sales	76,412	88,299	294,564	343,771

Gross profit	37,094	39,501	155,640	178,628
Operating expenses:
Selling, general and administrative expenses	38,117	50,883	159,510	203,168
Restructuring charges	280	2,018	6,037	5,161
Loss on sale of subsidiary	—	—	2,513	—
Other expense (income)	1,740	1,295	614	(1,295)

Total operating expenses	40,137	54,196	168,674	207,034

Operating earnings (loss) from continuing operations	(3,043)	(14,695)	(13,034)	(28,406)
Interest expense	(12,905)	(7,499)	(35,212)	(29,534)
Interest income	1,539	—	1,671	—

Earnings (loss) from continuing operations before income taxes	(14,409)	(22,194)	(46,575)	(57,940)
Provision (benefit) for income taxes	654	9	2,150	(8,635)

Earnings (loss) from continuing operations	(15,063)	(22,203)	(48,725)	(49,305)
Earnings (loss) from discontinued operations, net of tax	(2,515)	144	9,305	(4,356)
Gain (loss) on sale of discontinued operations, net of tax	472	(1,229)	10,181	(31,551)

Net earnings (loss)	$(17,106)	$(23,288)	$(29,239)	$(85,212)

Net earnings (loss) available to common shareholders:
Net earnings (loss) from continuing operations	$(15,063)	$(22,203)	$(48,725)	$(49,305)
Dividends and accretion on participating shares	(5,869)	(5,521)	(22,946)	(21,635)

Net earnings (loss) from continuing operations available to common shareholders	$(20,932)	$(27,724)	$(71,671)	$(70,940)

Basic and diluted net earnings (loss) available to common shareholders per ADS:
Net earnings (loss) from continuing operations	$(0.32)	$(0.43)	$(1.11)	$(1.11)
Net earnings (loss) from discontinued operations	(0.03)	(0.02)	0.30	(0.56)

Basic net earnings (loss)	$(0.35)	$(0.45)	$(0.81)	$(1.67)

Weighted average basic ADSs	64,720	64,130	64,363	63,865

Danka Business Systems PLC

Consolidated Condensed Balance Sheets as of March 31, 2007 and 2006

(In thousands except per share data)

	March 31, 2007	March 31, 2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,594	$24,467
Restricted cash	163,979	6,119
Accounts receivable, net of allowances	44,180	63,332
Inventories	31,681	37,019
Assets held for sale – discontinued operations	—	341,797
Prepaid expenses, deferred income taxes and other current assets	17,607	10,780

Total current assets	275,041	483,514
Equipment on operating leases, net	9,241	5,142
Property and equipment, net	22,637	30,953
Goodwill	93,489	94,505
Other intangible assets, net of accumulated amortization	554	1,861
Other assets	16,086	16,661

Total assets	$417,048	$632,636

Liabilities and shareholders’ equity (deficit)
Current liabilities:
Current maturities of long-term debt and notes payable	$186,078	$11,265
Accounts payable	66,231	87,671
Accrued expenses and other current liabilities	45,830	52,483
Taxes payable	8,468	3,920
Liabilities held for sale – discontinued operations	—	199,930
Deferred revenue	5,875	15,067

Total current liabilities	312,482	370,336
Long-term debt and notes payable, less current maturities	65,215	238,002
Deferred income taxes and other long-term liabilities	11,271	13,989

Total liabilities	388,968	622,327

6.5% senior convertible participating shares	344,487	321,541
Shareholders’ equity (deficit):
Ordinary shares, 1.25 pence stated value	5,386	5,330
Additional paid-in capital	330,587	329,745
Accumulated deficit	(652,380)	(600,195)
Accumulated other comprehensive loss, related to discontinued operations	—	(46,112)

Total shareholders’ equity (deficit)	(316,407)	(311,232)

Total liabilities and shareholders’ equity (deficit)	$417,048	$632,636

Danka Business Systems PLC

Consolidated Condensed Statements of Cash Flows for the Twelve Months Ended March 31, 2007 and 2006

(In thousands)

(Unaudited)

	Twelve Months Ended March 31,
	2007	2006
Operating activities:
Net earnings (loss)	$(29,239)	$(85,212)
(Earnings) loss from discontinued operations	(19,486)	35,907

Earnings (loss) from continuing operations	(48,725)	(49,305)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	15,265	19,937
Deferred income taxes	1,476	1,408
Amortization of debt issuance costs	7,472	1,761
Non-cash stock-based compensation	530	227
(Gain) loss on sale of property & equipment and equipment on operating leases	(164)	2,000
Proceeds from sale of equipment on operating leases	362	174
Restructuring charges	6,037	5,161
Loss on sale of subsidiary, net of cash	2,103	—
Changes in net assets and liabilities:
Restricted cash	—	2,352
Accounts receivable	18,564	17,956
Inventories	5,102	(1,725)
Prepaid expenses and other current assets	6,338	(955)
Other non-current assets	(4,266)	8,089
Accounts payable	(20,814)	6,533
Accrued expenses and other current liabilities	(3,521)	(30,963)
Deferred revenue	(9,017)	(568)
Other long-term liabilities	(2,684)	(16,079)

Net cash provided by (used in) continuing operating activities	(25,942)	(33,997)
Net cash provided by (used in) discontinued operating activities	(5,799)	(3,445)

Net cash provided by (used in) operating activities	(31,741)	(37,442)

Investing activities:
Capital expenditures	(11,450)	(5,596)
Proceeds from sale of discontinued operations, net of cash	170,229	16,924
Restricted cash	(167,500)	—
Proceeds from the sale of property and equipment	203	3

Net cash provided by (used in) continuing investing activities	(8,518)	11,331
Net cash provided by (used in) discontinued investing activities	(5,088)	(7,602)

Net cash provided by (used in) investing activities	(13,606)	3,729

Financing activities:
Borrowings under line of credit agreements	56,539	53,079
Payments under line of credit agreements	(56,228)	(43,393)
Payments under capital lease arrangements	(1,134)	(1,708)
Proceeds from stock options exercised	368	419
Excess tax benefit from stock options exercised	439	—
Restricted cash	5,000	—

Net cash provided by (used in) continuing financing activities	4,984	8,397
Net cash provided by (used in) discontinued financing activities	(242)	(597)

Net cash (used in) provided by financing activities	4,742	7,800

Effect of exchange rates	3,645	(2,693)

Net decrease in cash and cash equivalents	(36,960)	(28,606)
Cash and cash equivalents from continuing operations, beginning of period	24,467	33,678
Cash and cash equivalents from discontinued operations, beginning of period	30,087	49,482
Cash and cash equivalents from discontinued operations, end of period	—	(30,087)

Cash and cash equivalents from continuing operations, end of period	$17,594	$24,467

Danka Business Systems PLC

Adjusted operating earnings (loss) from continuing operations for the three and twelve months ended March 31, 2007 and 2006

(In Thousands)

(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	March 31, 2007	March 31, 2006	March 31, 2007	March 31, 2006
Operating earnings (loss) from continuing operations	$(3,043)	$(14,695)	$(13,034)	$(28,406)
Restructuring charges	280	2,018	6,037	5,161
Loss on sale of subsidiary	—	—	2,513	—

Adjusted operating earnings from continuing operations	$(2,763)	$(12,677)	$(4,484)	$(23,245)

Danka Business Systems PLC

Free cash flow for the twelve months ended March 31, 2007 and 2006

(In Thousands)

(Unaudited)

	For the Twelve Months Ended
	March 31, 2007	March 31 2006
Net cash provided by (used in) continuing operations	$(25,942)	$(33,997)
Capital expenditures	(11,450)	(5,596)
Proceeds from sale of subsidiary	170,229	16,924
Restricted cash	(167,500)	—
Proceeds from sale of property and equipment	203	3

Free cash flow	$(34,460)	$(22,666)

Danka Business Systems PLC

Net Debt as of March 31, 2007 and 2006

(In Thousands)

(Unaudited)

	March 31, 2007	March 31, 2006
Current maturities of long-term debt and notes payable	$186,078	$11,265
Long-term debt and notes payable	65,215	238,002
Less: Cash and cash equivalents and restricted cash	(181,573)	(30,586)

Net Debt	$69,720	$218,681

Danka Business Systems PLC

Adjusted basic net earnings (loss) available to common shareholders per ADS

(In thousands, except per ADS)

(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	March 31, 2007	March 31, 2006	March 31, 2007	March 31, 2006
Earnings (loss) from continuing operations	$(15,063)	$(22,203)	$(48,725)	$(49,305)
Earnings (loss) from discontinued operations	(2,043)	(1,085)	19,486	(35,907)

Adjusted net earnings (loss) available to common shareholders	$(17,106)	$(23,288)	$(29,239)	$(85,212)

Adjusted basic net earnings (loss) available to common shareholders per ADS	$(0.26)	$(0.36)	$(0.45)	$(1.33)

Weighted average ADSs	64,720	64,130	64,363	63,865